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                                                                    EXHIBIT 23.2


                          CONSENT OF INDEPENDENT AUDITORS


     We have issued our report dated February 18, 1998, accompanying the consolidated financial statements and schedule in the Annual Report of ENStar Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to their use in the Registration Statement of ENStar Inc. on Form S-1 (File No. 333-24007) and the use of our name as it appears under the caption "Experts".


                              /s/Grant Thornton LLP

Minneapolis, Minnesota
May 11, 1998